Exhibit 4.2

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

THE INVESTORS SET FORTH ON SCHEDULE A HERETO,

THE HOLDERS SET FORTH ON SCHEDULE B HERETO

AND

CROWDSTRIKE HOLDINGS, INC.

Dated as of June 21, 2018

i

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (the “Agreement”) is made, entered into and effective June 21, 2018, by and among the investors set forth on Schedule A hereto (the “Investors”), the Holders other than the Investors (each as defined herein) set forth on Schedule B hereto and CrowdStrike Holdings, Inc., a Delaware corporation (including any of its successors by merger, acquisition, reorganization, conversion or otherwise (the “Company”)).

WITNESSETH:

WHEREAS, the Company and certain of the Holders and Investors previously entered into an Amended and Restated Registration Rights Agreement dated as of October 13, 2017 (the “Prior Agreement”); and

WHEREAS, in connection with the Company’s sale of shares of Series E Convertible Preferred Stock and Series E-1 Convertible Preferred Stock, the parties hereto, including certain of the Holders and Investors, desire to amend and restate the Prior Agreement in its entirety to set forth certain registration rights applicable to the Registrable Securities.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Prior Agreement in its entirety as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.                                            Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Accel” means Accel Leaders Fund L.P., Accel Leaders Fund Investors 2016 L.L.C., Accel London III L.P., Accel London Investors 2012 L.P., Accel Growth Fund II L.P., Accel Growth Fund II Strategic Partners L.P. and Accel Growth Fund Investors 2013 L.L.C.

“Adverse Disclosure” means public disclosure of material non-public information that, in the Board of Directors’ good faith judgment, after consultation with independent outside counsel to the Company, would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading and would not be required to be made at such time but for the filing of such Registration Statement, but which information the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act and, if the Holder is a venture capital fund or similar fund, shall include the affiliated funds of such Holder; provided that no Holder shall be deemed an Affiliate of the Company or its Subsidiaries for purposes of this Agreement; provided further that neither portfolio companies (as such term is commonly used in the private equity industry) of an Institutional Investor nor limited partners, non-managing members or other similar direct or indirect investors in an Institutional Investor shall be deemed to be Affiliates of such Institutional Investor. The term “Affiliated” has a correlative meaning.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks located in New York, New York are required or authorized by law or executive order to be closed.

“CapitalG” means CapitalG LP and CapitalG 2015 LP.

“Change of Control” means the occurrence of any of the following: (i) the sale, lease or transfer, in a single transaction or in a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or (ii) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) (other than the Institutional Investors and their Affiliates), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Company or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Company.

“Company” has the meaning set forth in the preamble.

“Company Public Sale” has the meaning set forth in Section 2.03(a).

“Company Share Equivalent” means, without duplication, securities exercisable, exchangeable or convertible into Company Shares.

“Company Shares” means the shares of common stock, par value $0.0005 per share, of the Company, and without duplication, any securities into which such shares of common stock shall have been changed, or any securities resulting from any reclassification, recapitalization or similar transactions with respect to such shares of common stock.

“Demand Company Notice” has the meaning set forth in Section 2.01(d).

“Demand Notice” has the meaning set forth in Section 2.01(a).

“Demand Party” has the meaning set forth in Section 2.01(a).

“Demand Period” has the meaning set forth in Section 2.01(c).

“Demand Registration” has the meaning set forth in Section 2.01(a).

“Demand Registration Statement” has the meaning set forth in Section 2.01(a).

“Demand Suspension” has the meaning set forth in Section 2.01(e).

“Eligibility Notice” has the meaning set forth in Section 2.02(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-1” means a registration statement on Form S-1 under the Securities Act, or any comparable or successor form or forms thereto.

“Form S-3” means a registration statement on Form S-3 under the Securities Act, or any comparable or successor form or forms thereto.

“General Atlantic” means General Atlantic (CS), L.P.

“Holder” means any holder of Registrable Securities that is a party hereto or that succeeds to rights hereunder pursuant to Section 3.07 and shall include, with respect to an Other Investor that is not an Individual, such Management Individual that would be a Permitted Transferee (as such term is defined in the Stockholders Agreement) of such Other Investor.

“Initial S-3 Holder” has the meaning set forth in Section 2.02(a)(i).

“Initiating Holder” has the meaning set forth in Section 2.02(a)(ii).

“Initiating Shelf Take-Down Holder” has the meaning set forth in Section 2.02(e)(i).

“Institutional Investor” or “Institutional Investors” means Accel, CapitalG, General Atlantic, IVP, March Capital, Rackspace, Telstra, WPX and WPXP, any successor funds thereto, and their respective Affiliates that are direct or indirect equity investors in the Company; provided, however, that March Capital shall not be deemed an Institutional Investor (and shall be deemed a Holder other than the Investors) (i) at such time the Company reasonably determines such Person to be engaged in Competitive Activities (as such term is defined in the Stockholders Agreement) or (ii) at such time such Person becomes a holder of securities of a Person engaged in Competitive Activities (as such term is defined in the Stockholders Agreement); provided, further, that Telstra shall not be deemed an Institutional Investor (and shall be deemed a Holder other than the Investors) at such time Telstra becomes a holder of securities of any one or more of the Specified Competitors (as such term is defined in the Stockholders Agreement).

“Institutional Investor Registration Demands” has the meaning set forth in Section 2.11(c).

“Investor” or “Investors” means the Institutional Investors and the Other Investors.

“IPO” means the first underwritten public offering and sale of Company Shares for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“IVP” means Institutional Venture Partners XVI, L.P.

“Long-Form Registration” has the meaning set forth in Section 2.01(a).

“Loss” or “Losses” has the meaning set forth in Section 2.09(a).

“Management Individual” means George Kurtz, Dmitri Alperovitch and D. Gregg Marston.

“March Capital” means March Capital Opportunity Fund, L.P. and March Capital Partners Fund I, L.P.

“Marketed Underwritten Offering” means any Underwritten Offering (including a Marketed Underwritten Shelf Take-Down, but, for the avoidance of doubt, not including any Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down) that involves a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period of at least 48 hours.

“Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 2.02(e).

“Marketed Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 2.02(e).

“Other Investors” means the parties set forth as such on Schedule A.

“Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Participating Institutional Investor” means, with respect to any Registration, any Institutional Investor that is a Holder of Registrable Securities covered by the applicable Registration Statement.

“Participating Investor” means, with respect to any Registration, any Investor that is a Holder of Registrable Securities covered by the applicable Registration Statement.

“Permitted Assignee” has the meaning set forth in Section 3.07.

“Person” means any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

“Piggyback Registration” has the meaning set forth in Section 2.03(a).

“Pro Rata Investor Shelf Percentage” means, as of the date that an Initiating Holder delivers a Shelf Notice to the Company pursuant to Section 2.02(a), any other Participating Investor delivers a written notice to the Company with respect to such Shelf Notice pursuant to Section 2.02(c) or the Initial S-3 Holders deliver S-3 Shelf Notices to the Company pursuant to Section 2.02(a), an amount equal to the fraction (expressed as a percentage) determined by dividing (i) the number of Registrable Securities held by such Initiating Holder (and its Affiliates and Permitted Assignees), any other Participating Investor (and its Affiliates and Permitted Assignees) or the Initial S-3 Holders, respectively, requested by such Initiating Holder, other Participating Investor or Initial S-3 Holders, respectively, to be registered on the applicable Shelf Registration Statement as of such date by (ii) the total number of Registrable Securities held as of such date by such Initiating Holder (and its Affiliates and Permitted Assignees), any other Participating Investor (and its Affiliates and Permitted Assignees) or Initial S-3 Holders, respectively.

“Pro Rata Shelf Percentage” means, as of any date, with respect to a Holder, a number of Registrable Securities equal to (i) the number of Registrable Securities held by such Holder as of such date multiplied by (ii) the largest Pro Rata Investor Shelf Percentage with respect to the Participating Investor(s) for the applicable Shelf Registration Statement.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Rackspace” means Rackspace US, Inc.

“Registrable Securities” means any Company Shares and any securities that may be issued or distributed or be issuable or distributable in respect of, or in substitution for, any Company Shares by way of conversion, exercise, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case whether now owned or hereinafter acquired; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities have been distributed pursuant to Rule 144 or Rule 145 of the Securities Act (or any successor rule) and new certificates for them not bearing a legend restricting transfer shall have been delivered by the Company, (iii) a Registration Statement on Form S-8 (or any successor form) covering such securities is effective or (iv) such security ceases to be outstanding. For the avoidance of doubt, it is understood that, with respect to any Registrable Securities for which a Holder holds vested but unexercised options or other Company Share Equivalents at such time exercisable for, convertible into or exchangeable for Company Shares, to the extent that such Registrable Securities are to be sold pursuant to this Agreement, such Holder must exercise the relevant option or exercise, convert or exchange such other relevant Company Share Equivalent and transfer the underlying Registrable Securities (in each case, net of any amounts required to be withheld by the Company in connection with such exercise).

“Registration” means a registration with the SEC of the Company’s securities for offer and sale to the public under a Registration Statement. The terms “Register” and “Registered” shall have correlative meanings.

“Registration Expenses” has the meaning set forth in Section 2.08.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“S-3 Eligibility Date” has the meaning set forth in Section 2.02(a)(i).

“S-3 Shelf Notice” has the meaning set forth in Section 2.02(a)(i).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Securities Purchase Agreements” means (i) the Securities Purchase Agreement, dated as of November 18, 2011, as amended, among the investors identified therein and the Company, (ii) the Securities Purchase Agreement dated as of August 21, 2013, among the investors identified therein and the Company, (iii) the Securities Purchase Agreement dated as of June 11, 2015, among the investors identified therein and the Company, (iv) the Securities Purchase Agreement dated as of May 11, 2017, among the investors identified therein and the Company, (v) the Securities Purchase Agreement dated as of October 13, 2017, among the investors identified therein and the Company, and (vi) the Series E & E-1 Securities Purchase Agreement.

“Series E & E-1 Purchase Agreement” means the Securities Purchase Agreement dated of even date herewith, among the investors identified therein and the Company.

“Shelf Holder” has the meaning set forth in Section 2.02(c).

“Shelf Notice” has the meaning set forth in Section 2.02(a)(ii).

“Shelf Period” has the meaning set forth in Section 2.02(b).

“Shelf Registration” means a Registration effected pursuant to Section 2.02.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form S-3 or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1, in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any successor provision) covering all or any portion of the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 2.02(d).

“Shelf Take-Down” has the meaning set forth in Section 2.02(e).

“Short-Form Registration” has the meaning set forth in Section 2.01(a).

“Special Registration” has the meaning set forth in Section 2.12.

“Specified Competitors” has the meaning set forth in the Stockholders Agreement.

“Stockholders Agreement” means the Amended and Restated Stockholders Agreement of the Company, dated of even date herewith, by and among the institutional investors listed on Schedule I thereto, the other initial investors whose names and addresses appear from time to time on Schedule II thereto, the other non-initial investors whose names and addresses appear from time to time on Schedule III thereto and the Company, as amended, modified or supplemented from time to time.

“Telstra” means Telstra Ventures Pty Ltd (ACN 125 607 454).

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 2.02(e).

“WPX” means Warburg Pincus Private Equity X, L.P.

“WPXP” means Warburg Pincus X Partners, L.P.

SECTION 1.02.                                            Other Interpretive Provisions. (a) In this Agreement, except as otherwise provided:

(i)                                     A reference to an Article, Section, Schedule or Exhibit is a reference to an Article or Section of, or Schedule or Exhibit to, this Agreement, and references to this Agreement include any recital in or Schedule or Exhibit to this Agreement.

(ii)                                  The Schedules and Exhibits form an integral part of and are hereby incorporated by reference into this Agreement.

(iii)                               Headings and the Table of Contents are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

(iv)                              Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine and vice versa, and words importing persons include corporations, associations, partnerships, joint ventures and limited liability companies and vice versa.

(v)                                 Unless the context otherwise requires, the words “hereof” and “herein”, and words of similar meaning refer to this Agreement as a whole and not to any particular Article, Section or clause. The words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation.”

(vi)                              A reference to any legislation or to any provision of any legislation shall include any amendment, modification or re-enactment thereof and any legislative provision substituted therefor.

(b)                                 The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intention or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01.                                            Demand Registration.

(a)                                 Demand by Institutional Investor or Other Investor. At any time following the six (6) month anniversary of the IPO, any Institutional Investor or Other Investor (such Institutional Investor or Other Investor, a “Demand Party”) may, subject to Section 2.11, make a written request (a “Demand Notice”) to the Company for Registration of all or part of the Registrable Securities held by such Demand Party (i) on Form S-1 (a “Long-Form Registration”) or (ii) on Form S-3 (a “Short-Form Registration”) if the Company qualifies to use such short form (any such requested Long-Form Registration or Short-Form Registration, a “Demand Registration”). Each Demand Notice shall specify the aggregate amount of

Registrable Securities of the Demand Party to be registered and the intended methods of disposition thereof. Subject to Section 2.11, after delivery of such Demand Notice, the Company (x) shall file promptly (and, in any event, within (i) ninety (90) days in the case of a request for a Long-Form Registration or (ii) thirty (30) days in the case of a request for a Short-Form Registration, in each case, following delivery of such Demand Notice) with the SEC a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”), and (y) shall use its reasonable best efforts to cause such Demand Registration Statement to promptly be declared effective under (x) the Securities Act and (y) the “Blue Sky” laws of such jurisdictions as any Participating Holder or any underwriter, if any, reasonably requests.

(b)                                 Demand Withdrawal. A Demand Party may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon delivery of a notice by the Demand Party to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement, and such Registration shall not be deemed to be a Demand Registration with respect to such Demand Party for purposes of Section 2.11.

(c)                                  Effective Registration. The Company shall be deemed to have effected a Demand Registration with respect to the applicable Demand Party for purposes of Section 2.11 if the Demand Registration Statement is declared effective by the SEC and remains effective for not less than 180 days (or such shorter period as shall terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected for purposes of Section 2.11 if (i) during the Demand Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a Demand Party or (iii) there is a Demand Suspension.

(d)                                 Demand Company Notice. Subject to Section 2.11, promptly upon delivery of any Demand Notice (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice (a “Demand Company Notice”) of any such Registration request to all Holders (other than the Demand Party), and the Company shall include in such Demand Registration all such Registrable Securities of such Holders which the Company has received written requests for inclusion therein within ten (10) Business Days after the date that such Demand Company Notice has been delivered. All requests made pursuant to this Section 2.01(d) shall specify the aggregate amount of Registrable Securities of such Holder to be registered.

(e)                                  Delay in Filing; Suspension of Registration. If the Company shall furnish to the Participating Holders a certificate signed by the Chief Executive Officer or equivalent senior executive officer of the Company stating that the filing, effectiveness or continued use of a Demand Registration Statement would require the Company to make an Adverse Disclosure, then the Company may delay the filing (but not the preparation of) or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company, unless otherwise approved in writing by the Institutional Investors holding at least 55% of the then-outstanding Registrable Securities held by all Institutional Investors, shall not be permitted to exercise aggregate Demand Suspensions and Shelf Suspensions more than twice, or for more than an aggregate of 90 days, in each case, during any 12-month period; provided, further, that in the event of a Demand Suspension, such Demand Suspension shall terminate at such earlier time as the Company would no longer be required to make any Adverse Disclosure. Each Participating Holder shall keep confidential the fact that a Demand Suspension is in effect, the certificate referred to above and its contents unless and until otherwise notified by the Company, except (A) for disclosure to such Participating Holder’s employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Participating Holder with respect to its investment in the Company Shares and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Participating Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries and (D) as required by law, rule or regulation. In the case of a Demand Suspension, the Participating Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon delivery of the notice referred to above. The Company shall immediately notify the Participating Holders upon the termination of any Demand Suspension, amend or supplement the Prospectus and any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Participating Holders such numbers of copies of the Prospectus and any Issuer Free Writing Prospectus as so amended or supplemented as the Participating Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Demand Registration Statement if required by the registration form used by the Company for the applicable Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by any Demand Party.

(f)                                   Underwritten Offering. If a Demand Party so requests, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering, and such Demand Party shall have the right to select the managing underwriter or underwriters to administer the offering. If the Demand Party intends to sell the Registrable Securities covered by its demand by means of an Underwritten Offering, such Demand Party shall so advise the Company as part of its Demand Notice, and the Company shall include such information in the Demand Company Notice.

(g)                                  Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration advise the Board of Directors in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Demand Registration (i) first, shall be allocated to the Demand Party that has initiated such Demand Registration, (ii) second, and only if all the securities referred to in clause (i) have been included in such Registration, shall be allocated pro rata among the Investors (other than the Demand Party) that have requested to participate in such Demand Registration based on the number of Registrable Securities then held by each such Investor relative to the number of Registrable Securities then held by all Investors (other than the Demand Party) (provided that any securities thereby allocated to an Investor (other than the Demand Party) that exceed such Investor’s request shall be reallocated among the remaining requesting Investors (other than the Demand Party) in like manner), (iii) third, and only if all the securities referred to in clauses (i) and (ii) have been included in such Registration, shall be allocated pro rata among the Holders (excluding the Investors, as applicable) that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner), (iv) fourth, and only if all the securities referred to in clauses (i), (ii) and (iii) have been included in such Registration, the number of securities that the Company proposes to include in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect and (v) fifth, and only if all of the securities referred to in clause (iii) have been included in such Registration, any other securities eligible for inclusion in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect.

SECTION 2.02.                                            Shelf Registration.

(a)                                 Filing.

(i)                                     Following the IPO, the Company shall use its reasonable best efforts to qualify for Registration on Form S-3 for secondary sales. Promptly following the date on which the Company becomes eligible to Register on Form S-3 (the “S-3 Eligibility Date”), the Company shall notify, in writing, the Investors of such eligibility and its intention to file and maintain a Shelf Registration Statement on Form S-3 covering the Registrable Securities held by the Investors (the “Eligibility Notice”). Promptly following receipt of such Eligibility Notice (but in no event more than ten (10) days after receipt of such Eligibility Notice), the Investors shall deliver a written notice to the Company, which notice shall specify the aggregate amount of Registrable Securities held by such Investor to be covered by such Shelf Registration Form and the intended methods of distribution thereof (the “S-3 Shelf Notice” and such Investors, the “Initial S-3 Holders”). Following delivery of the S-3 Shelf Notices, the Company (x) shall file promptly (and, in any event, within the earlier of (i) thirty (30) days of receipt of the S-3 Shelf Notices and (ii) forty (40) days after delivery of the Eligibility Notice) with the SEC such Shelf Registration Statement (which shall be an automatic Shelf Registration Statement if the Company qualifies at such time to file such a Shelf Registration Statement) relating to the offer and sale of all Registrable Securities requested for inclusion therein by the Initial S-3 Holders and, to the extent requested under Section 2.02(c), the other Holders from time to time in accordance with the methods of distribution elected by such Holders (to the extent permitted in this Section 2.02) and set forth in the Shelf Registration Statement and (y) shall use its reasonable best efforts to cause such Shelf Registration Statement to be promptly declared effective under the Securities Act (including upon the filing thereof if the Company qualifies to file an automatic Shelf Registration Statement); provided, however, that if an Institutional Investor reasonably believes that the Company will become S-3 eligible and delivers a S-3 Shelf Notice following the IPO but prior to the S-3 Eligibility Date, the Company shall not be obligated to file (but shall be obligated to prepare) such Shelf Registration Statement on Form S-3.

(ii)                                  Subject to the right to deliver a Shelf Notice in the manner contemplated by the first proviso below, at any time following the first anniversary of the IPO, to the extent that the Company is not eligible to file or maintain a Shelf Registration Statement on Form S-3 as contemplated by Section 2.02(a)(i), any Institutional Investor (such Institutional Investor, the “Initiating Holder”) may, subject to Section 2.11, make a written request to the Company to file a Shelf Registration Statement on Form S-1 (a “Shelf Notice”), which Shelf Notice shall specify the aggregate amount of Registrable Securities of the Initiating Holder to be registered therein and the intended methods of distribution thereof. Following the delivery of a Shelf Notice, the Company (x) shall file promptly (and, in any event, within ninety (90) days following delivery of such Shelf Notice) with the SEC such Shelf Registration Statement relating to the offer and sale of all Registrable Securities requested for inclusion therein by the Initiating Holder and, to the extent requested under Section 2.02(c), the other Holders from time to time in accordance with the methods of distribution elected by such Holders (to the extent permitted in this Section 2.02) and set forth in the Shelf Registration Statement (provided, however, that if a Shelf Notice is delivered prior to the first anniversary of the IPO, the Company shall not be obligated to file (but shall be obligated to prepare) such Shelf Registration Statement prior to the first anniversary of the IPO) and (y) shall use its reasonable best efforts to cause such Shelf Registration Statement to be promptly declared effective under the Securities Act; provided, however, that any such Shelf Registration Statement request shall be deemed to be, for purposes of Section 2.11, a Demand Registration effected by the Initiating Holder and subject to the limitations set forth therein. If, on the date of any such request (or, in the event of a request that is delivered prior to the first anniversary of the IPO, on the date following the first anniversary of the IPO), the Company does not qualify to file a Shelf Registration Statement under the Securities Act, the provisions of this Section 2.02 shall not apply, and the provisions of Section 2.01 shall apply instead.

(b)                                 Continued Effectiveness. The Company shall use its reasonable best efforts to keep any Shelf Registration Statement filed pursuant to Section 2.02(a) continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Shelf Holders until the earliest of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder), (ii) the date as of which each of the Shelf Holders is permitted to sell its Registrable Securities without Registration pursuant to Rule 144 without volume limitation or other restrictions on transfer thereunder and (iii) such shorter period as the Institutional Investors with respect to such Shelf Registration shall agree in writing (such period of effectiveness, the “Shelf Period”). Subject to Section 2.02(d), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Shelf Holders not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is (x) a Shelf Suspension permitted pursuant to Section 2.02(d) or (y) required by applicable law, rule or regulation.

(c)                                  Company Notices. Promptly upon delivery of any Shelf Notice pursuant to Section 2.02(a)(ii) (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice of such Shelf Notice to the Investors (other than the Initiating Holder) and the Company shall include in such Shelf Registration all such Registrable Securities of such other Investors which the Company has received a written request for inclusion therein within five (5) Business Days after such written notice is delivered to such other Investors. Promptly after (i) delivery of any such written request by the other Investors or (ii) after delivery of the S-3 Shelf Notices pursuant to Section 2.02(a) (but in no event more than ten (10) Business Days after delivery of the S-3 Shelf Notices or the Shelf Notice, as applicable), the Company shall deliver a written notice of the S-3 Shelf Notices or the Shelf Notice, as applicable, to all Holders other than the Investors (which notice shall specify the Pro Rata Investor Shelf Percentage applicable to such Shelf Registration) and the Company shall include in such Shelf Registration all such Registrable Securities of such Holders which the Company has received written requests for inclusion therein within five (5) Business Days after such written notice is delivered to such Holders (each such Holder delivering such a request and the other Investors if Participating Investors, together with the Initiating Holder, if applicable, a “Shelf Holder”); provided, that, the Company shall not include in such Shelf Registration Registrable Securities of any Holder (other than an Investor) in an amount in excess of such Holder’s Pro Rata Shelf Percentage. If the Company is permitted by applicable law, rule or regulation to add selling stockholders to a Shelf Registration Statement without filing a post-effective amendment, a Holder may request the inclusion of an amount of such Holder’s Registrable Securities not to exceed, in the case of a Holder that is not an Investor, such Holder’s Pro Rata Shelf Percentage in such Shelf Registration Statement at any time or from time to time after the filing of a Shelf Registration Statement, and the Company shall add such Registrable Securities to the Shelf Registration Statement as promptly as reasonably practicable, and such Holder shall be deemed a Shelf Holder.

(d)                                 Suspension of Registration. If the Company shall furnish to the Shelf Holders a certificate signed by the Chief Executive Officer or equivalent senior executive officer of the Company stating that the continued use of a Shelf Registration Statement filed pursuant to Section 2.02(a) would require the Company to make an Adverse Disclosure, then the Company may suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company, unless otherwise approved in writing by the Institutional Investors holding at least 55% of the then-outstanding Registrable Securities held by all Institutional Investors, shall not be permitted to exercise aggregate Demand Suspensions and Shelf Suspensions more than twice, or for more than an aggregate of 90 days, in each case, during any 12-month period; provided further that in the event of a Shelf Suspension, such Shelf Suspension shall terminate at such earlier time as the Company would no longer be required to make any Adverse Disclosure. Each Shelf Holder shall keep confidential the fact that a Shelf Suspension is in effect, the certificate referred to above and its contents unless and until otherwise notified by the Company, except (A) for disclosure to such Shelf Holder’s employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Holder with respect to its investment in the Company Shares and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Shelf Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries and (D) as required by law, rule or regulation. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon delivery of the notice referred to above. The Company shall immediately notify the Shelf Holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus and any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Shelf Holders such numbers of copies of the Prospectus and any Issuer Free Writing Prospectus as so amended or supplemented as the Shelf Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Company for the applicable Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by any Initiating Holder.

(e)                                  Shelf Take-Downs.

(i)                                     An offering or sale of Registrable Securities pursuant to a Shelf Registration Statement (each, a “Shelf Take-Down”) may be initiated only by an Institutional Investor (an “Initiating Shelf Take-Down Holder”). Except as set forth in Section 2.02(e)(iii) with respect to Marketed Underwritten Shelf Take-Downs, each such Initiating Shelf Take-Down Holder shall not be required to permit the offer and sale of Registrable Securities by other Shelf Holders in connection with any such Shelf Take-Down initiated by such Initiating Shelf Take-Down Holder.

(ii)                                  Subject to Section 2.11, if the Initiating Shelf Take-Down Holder elects by written request to the Company, a Shelf Take-Down shall be in the form of an Underwritten Offering (an “Underwritten Shelf Take-Down Notice”) and the Company shall amend or supplement the Shelf Registration Statement for such purpose as soon as practicable. Such Initiating Shelf Take-Down Holder shall have the right to select the managing underwriter or underwriters to administer such offering. The provisions of Section 2.01(g) shall apply to any Underwritten Offering pursuant to this Section 2.02(e).

(iii)                               If the plan of distribution set forth in any Underwritten Shelf Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period expected to exceed 48 hours (a “Marketed Underwritten Shelf Take-Down”), promptly upon delivery of such Underwritten Shelf Take-Down Notice (but in no event more than three (3) Business Days thereafter), the Company shall promptly deliver a written notice (a “Marketed Underwritten Shelf Take-Down Notice”) of such Marketed Underwritten Shelf Take-Down to all Shelf Holders (other than the Initiating Shelf Take-Down Holder), and the Company shall include in such Marketed Underwritten Shelf Take-Down all such Registrable Securities of such Shelf Holders that are Registered on such Shelf Registration Statement for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Holder to be offered and sold pursuant to such Marketed Underwritten Shelf Take-Down, for inclusion therein within three (3) Business Days after the date that such Marketed Underwritten Shelf Take-Down Notice has been delivered.

SECTION 2.03.                                            Piggyback Registration.

(a)                                 Participation. If the Company at any time proposes to file a Registration Statement with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration under Section 2.01 or 2.02, it being understood that this clause (i) does not limit the rights of Holders to make written requests pursuant to Sections 2.01 or 2.02 or otherwise limit the applicability thereof, (ii) a Registration Statement on Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act), (iii) a registration of securities solely relating to an offering and sale to employees, directors or consultants of the Company or its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement, (iv) a registration not otherwise covered by clause (ii) above pursuant to which the Company is offering to exchange its own securities for other securities, (v) a Registration Statement relating solely to dividend reinvestment or similar plans or (vi) a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any of its Subsidiaries that are convertible or exchangeable for Company Shares and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provisions) of the Securities Act may resell such notes and sell the Company Shares into which such notes may be converted or exchanged) (a “Company Public Sale”), then, (A) as soon as practicable (but in no event less than 30 days prior to the proposed date of filing of such Registration Statement), the Company shall give written notice of such proposed filing to the Investors, and such notice shall offer each Investor the opportunity to Register under such Registration Statement such number of Registrable Securities as such Investor may request in writing delivered to the Company within ten (10) days of delivery of such written notice by the Company, and (B) subject to Section 2.03(c), as soon as practicable after the expiration of such 10-day period (but in no event less than fifteen (15) days prior to the proposed date of filing of such Registration Statement), the Company shall give written notice of such proposed filing to the Holders (other than the Investors), and such notice shall offer each such Holder the opportunity to Register under such Registration Statement such number of Registrable Securities as such Holder may request in writing within ten (10) days of delivery of such written notice by the Company. Subject to Sections 2.03(b) and (c), the Company shall include in such Registration Statement all such Registrable Securities that are requested by Holders to be included therein in compliance with the immediately foregoing sentence (a “Piggyback Registration”); provided that if at any time after giving written notice of its intention to Register any equity securities and prior to the effective date of the Registration Statement filed in connection with such Piggyback Registration, the Company shall determine for any reason not to Register or to delay Registration of the equity securities covered by such Piggyback Registration, the Company shall give written notice of such determination to each Holder that had requested to Register its, his or her Registrable Securities in such Registration Statement and, thereupon, (1) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith, to the extent payable), without prejudice, however, to the rights of the Investors to request that such Registration be effected as a Demand Registration under Section 2.01, and (2) in the case of a determination to delay Registering, in the absence of a request by the Investors to request that such Registration be effected as a Demand Registration under Section 2.01, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in

Registering the other equity securities covered by such Piggyback Registration. If the offering pursuant to such Registration Statement is to be underwritten, the Company shall so advise the Holders as a part of the written notice given pursuant this Section 2.03(a), and each Holder making a request for a Piggyback Registration pursuant to this Section 2.03(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering, subject to the conditions of Section 2.03(b) and (c). If the offering pursuant to such Registration Statement is to be on any other basis, the Company shall so advise the Holders as part of the written notice given pursuant to this Section 2.03(a), and each Holder making a request for a Piggyback Registration pursuant to this Section 2.03(a) must, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis, subject to the conditions of Section 2.03(b) and (c). Each Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such Registration Statement.

(b)                                 Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and the Holders that have requested to participate in such Piggyback Registration in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, in the case of the IPO, 100% of the securities that the Company proposes to sell, and in the case of any other proposed Underwritten Offering, such number of securities that the Company proposes to sell so long as the number of Registrable Securities sold by Investors pursuant to clause (ii) are not reduced below 30% of the total number of securities included in the Underwritten Offering, (ii) second, and in the case of the IPO only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such Registration (the “Determined Number”), which such Determined Number shall be allocated pro rata among the Investors that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Investor (provided that any securities thereby allocated to an Investor that exceed such Investor’s request shall be reallocated among the remaining requesting Investors in like manner) and such Determined Number of Registrable Securities is not reduced below 30% of the total number of securities included in such Underwritten Offering (other than the IPO), (iii) third, and only if all the securities referred to in clause (ii) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such Registration, which such number shall be allocated pro rata among the Holders (excluding the Investors) that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) and (iv) fourth, and only if all of the Registrable Securities referred to in clause (iii) have been included in such Registration, any other securities eligible for inclusion in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect in such Registration.

(c)                                  Restrictions on Non-Institutional Investor Holders. Notwithstanding any provisions contained herein, Holders other than the Institutional Investors shall not be able to exercise the right to a Piggyback Registration unless at least one Institutional Investor exercises its rights with respect to such Piggyback Registration.

(d)                                 No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 2.03 shall be deemed to have been effected pursuant to Section 2.01 or 2.02 or shall relieve the Company of its obligations under Section 2.01 or 2.02.

SECTION 2.04.                                            Black-out Periods.

(a)                                 Black-out Periods for Holders. In the event of a Company Public Sale of the Company’s equity securities in an Underwritten Offering, each of the Holders agrees, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any Person at any time in the future of) any Company Shares (including Company Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and Company Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Company Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Company Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Company Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a Registration Statement, including any amendments thereto, with respect to the registration of any Company Shares or securities convertible into or exercisable or exchangeable for Company Shares or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case, during the period beginning seven (7) days before and ending 180 days (in the event of the IPO) or 90 days (in the event of any other Company Public Sale) (or, in each case, such other period as may be reasonably requested by the Company or the managing underwriter or underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in the FINRA rules or any successor provisions or amendments thereto) after the date of the underwriting agreement entered into in connection with such Company Public Sale, to the extent timely notified in writing by the Company or the managing underwriter or underwriters; provided, that no Holder shall be subject to any such black-out period of longer duration than that applicable to any Investor or any director or executive officer who holds Registrable Securities. If requested by the managing underwriter or underwriters of any such Company Public Sale (and, with respect to any such Company Public Sale other than the IPO, if and only if the Institutional Investors holding at least 55% of the then-outstanding Registrable Securities held by all Institutional Investors agree to such request), the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the Company Shares (or other securities) subject to the foregoing restriction until the end of the period referenced above.

(b)                                 Black-out Period for the Company and Others. In the case of an offering of Registrable Securities pursuant to Section 2.01 or 2.02 that is a Marketed Underwritten Offering, the Company and each of the Holders agree, if requested by a Participating Institutional Investor or the managing underwriter or underwriters with respect to such Marketed Underwritten Offering, not to (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any Person at any time in the future of) any Company Shares (including Company Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and Company Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Company Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Company Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Company Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a Registration Statement, including any amendments thereto, with respect to the registration of any Company Shares or securities convertible into or exercisable or exchangeable for Company Shares or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case, during the period beginning seven (7) days before, and ending 90 days (or such lesser period as may be agreed by a Participating Institutional Investor or, if applicable, the managing underwriter or underwriters) (or such other period as may be reasonably requested by a Participating Institutional Investor or the managing underwriter or underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in the FINRA rules or any successor provisions or amendments thereto) after, the date of the underwriting agreement entered into in connection with such Marketed Underwritten Offering, to the extent timely notified in writing by a Participating Institutional Investor or the managing underwriter or underwriters, as the case may be; provided that no Holder shall be subject to any such black-out period of longer duration than that applicable to any Participating Institutional Investor. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to Registrations on Form S-4 or S-8 or any successor form to such Forms or as part of any Registration of securities for offering and sale to employees, directors or consultants of the Company and its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement. The Company agrees to use its reasonable best efforts to obtain from each of its directors and officers and each other holder of restricted securities of the Company which securities are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this paragraph, except as part of any such Registration, if permitted. Without limiting the foregoing (but subject to Section 2.07), if after the date hereof the Company or any of its Subsidiaries grants any Person (other than a Holder) any rights to demand or participate in a Registration, the Company shall, and shall cause its Subsidiaries to, provide that the agreement with respect thereto shall include such Person’s agreement to comply with any black-out period required by this Section as if it were a Holder hereunder. If requested by the managing underwriter or underwriters of any such Marketed Underwritten Offering, the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the Company Shares (or other securities) subject to the foregoing restriction until the end of the period referenced above.

SECTION 2.05.                                            Registration Procedures.

(a)                                 In connection with the Company’s Registration obligations under Sections 2.01, 2.02 and 2.03 and subject to the applicable terms and conditions set forth therein, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(i)                                     prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and the Participating Investors, if any, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and the Participating Investors and their respective counsel and (y) except in the case of a Registration under Section 2.03, not file any Registration Statement or Prospectus or amendments or supplements thereto to which any Participating Investor or the underwriters, if any, shall reasonably object;

(ii)                                  as promptly as practicable file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable;

(iii)                               prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Issuer Free Writing Prospectus as may be (x) reasonably requested by any Participating Investor, (y) reasonably requested by any other Participating Holder (to the extent such request relates to information relating to such Participating Holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv)                              promptly notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (F) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

(v)                                 promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(vi)                              use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus;

(vii)                           promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters and the Participating Investor(s) agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(viii)                        furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Participating Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix)                              deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus), any Issuer Free Writing Prospectus and any amendment or supplement thereto as such Participating Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto by such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Participating Holder or underwriter;

(x)                                 on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2.01(c) or 2.02(b), whichever is applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi)                              cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(xii)                           use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii)                        not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xiv)                       make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xv)                          enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as any Participating Investor or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xvi)                       obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Participating Holders or underwriters, as the case may be, and their respective counsel;

(xvii)                    in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xviii)                 cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;

(xix)                       use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xx)                          provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxi)                       use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company Shares are then listed or quoted and on each inter-dealer quotation system on which any of the Company Shares are then quoted;

(xxii)                    make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any Participating Investor, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Participating Investor(s) or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided, that, any such Person gaining access to information regarding the Company pursuant to this Section

2.05(a)(xxii) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required by law or by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has actual knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person; and

(xxiii)                 in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(b)                                 The Company may require each Participating Holder to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Participating Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each Participating Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c)                                  Each Participating Holder agrees that, upon delivery of any notice by the Company of the happening of any event of the kind described in Section 2.05(a)(iv)(C), (D), or (E) or Section 2.05(a)(v), such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until (i) such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 2.05(a)(v), (ii) such Participating Holder is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, (iii) such Participating Holder is advised in writing by the Company of the termination, expiration or cessation of such order or suspension referenced in Section 2.05(a)(iv)(C) or (E) or (iv) such Participating Holder is advised in writing by the Company that the representations and warranties of the Company in such applicable underwriting agreement are true and correct in all material respects. If so directed by the Company, such Participating Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities current at the time of delivery of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 2.05(a)(v) or is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus may be resumed.

SECTION 2.06.                                            Underwritten Offerings.

(a)                                 Demand and Shelf Registrations. If requested by the underwriters for any Underwritten Offering requested by any Participating Investor pursuant to a Registration under Section 2.01 or Section 2.02, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each Participating Investor and the underwriters, and to contain such representations and warranties by the

Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 2.09. Each Participating Investor shall cooperate with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. The Participating Holders shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders. Any such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Participating Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, enforceability of the applicable underwriting agreement as against such Participating Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities and any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s net proceeds from such Underwritten Offering.

(b)                                 Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.03 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 2.03 and subject to the provisions of Sections 2.03(b) and (c), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration. The Participating Holders shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders. Any such Participating Holder shall not be required to make any representations or warranties to, or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, enforceability of the applicable underwriting agreement as against such Participating Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities or any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s net proceeds from such Underwritten Offering.

(c)                                  Participation in Underwritten Registrations. Subject to the provisions of Sections 2.06(a) and (b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d)                                 Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 2.01 or 2.02, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Institutional Investors holding at least 55% of the Registrable Securities held by all Institutional Investors in such Registration.

SECTION 2.07.                                            No Inconsistent Agreements; Additional Rights. The Company is not currently a party to, and shall not hereafter enter into without the prior written consent of the Institutional Investors holding at least 55% of the then-outstanding Registrable Securities held by all Institutional Investors, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement, including allowing any other holder or prospective holder of any securities of the Company (a) registration rights in the nature or substantially in the nature of those set forth in Section 2.01, Section 2.02 or Section 2.03 that would have priority over the Registrable Securities with respect to the inclusion of such securities in any Registration (except to the extent such registration rights are solely related to registrations of the type contemplated by Section 2.03(a)(ii) through (iv)) or (b) demand registration rights in the nature or substantially in the nature of those set forth in Section 2.01 or Section 2.02 that are exercisable prior to such time as the Investors can first exercise their rights under Section 2.01 or Section 2.02.

SECTION 2.08.                                            Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA and if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in FINRA Rule 5121 (or any successor provision), and of its counsel, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including fees and disbursements of counsel for the underwriters in connection with “Blue Sky” qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses and Issuer Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements, not to exceed $25,000, of one legal counsel and one accounting firm as selected by the holders of at least 55% of the Registrable Securities included in such Registration, (ix) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (x) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xi) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (xii) all expenses related to the “road-show” for any Underwritten Offering, including all travel, meals and lodging and (xiii) any other fees and disbursements customarily paid by the issuers of securities. All such expenses are referred to herein as “Registration Expenses.” In the event any Demand Registration is withdrawn at the request of a Demand Party or due to the withdrawal of the Registrable Securities of a Demand Party from such registration at the request of such Demand Party, such Demand Party shall reimburse the Company for reasonably documented Registration Expenses up to $25,000. The Company shall not be required to pay any underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

SECTION 2.09.                                            Indemnification.

(a)                                 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each of the Holders, each of their respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners, members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively, “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein), any Issuer Free Writing Prospectus or amendment or supplement thereto, or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries including reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, (iii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company or any of its Subsidiaries in connection with any such registration, qualification, compliance or sale of Registrable Securities, (iv) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided, that, in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) or (v) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto, and the Company will reimburse, as incurred, each such Holder and each of their respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and controlling Persons and each of their respective Representatives, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that, the Company shall not be liable to any particular indemnified party to the extent that any such Loss arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof or (B) an untrue statement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities at least five (5) days prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b)                                 Indemnification by the Participating Holders. Each Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act), and each other Holder, each of such other Holder’s respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners, members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein) or any Issuer Free Writing Prospectus or amendment or supplement thereto, or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, Prospectus, offering circular, Issuer Free Writing Prospectus or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein. In no event shall the liability of such Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation.

(c)                                  Conduct of Indemnification Proceedings. Any Person entitled to indemnification under this Section 2.09 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that, any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that, any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after delivery of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action, consent to entry of any judgment or enter into any settlement, in each case without the prior written consent of the indemnified party, unless the entry of such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party, and provided, that, any sums payable in connection with such settlement are paid in full by the indemnifying party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 2.09(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties, or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)                                 Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.09 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.09(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.09(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 2.09(a) and 2.09(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.09(d), in connection with any Registration Statement filed by the Company, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amount paid by such Holders pursuant to Section 2.09(b). If indemnification is available under this Section 2.09, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.09(a) and 2.09(b) hereof without regard to the provisions of this Section 2.09(d).

(e)                                  No Exclusivity. The remedies provided for in this Section 2.09 are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at law or in equity or pursuant to any other agreement.

(f)                                   Survival. The indemnities provided in this Section 2.09 shall survive the transfer of any Registrable Securities by such Holder.

SECTION 2.10.                                            Rules 144 and 144A and Regulation S. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of an Institutional Investor, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take such further action as any Institutional Investor may reasonably request, all to the extent required from time to time to enable the Holders, following the IPO, to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

SECTION 2.11.                                            Limitation on Registrations and Underwritten Offerings.

(a)                                 Notwithstanding the rights and obligations set forth in Sections 2.01 and 2.02, in no event shall the Company be obligated to take any action to effect any Demand Registration at the request of (i) an Institutional Investor (or its Affiliates and Permitted Assignees) after the Company has effected such number of Demand Registrations at the request of the Institutional Investors and their Affiliates and Permitted Assignees equal to the number of Institutional Investor Registration Demands or (ii) an Other Investor (or its Affiliates and Permitted Assignees) after the Company has effected one Demand Registration (including any Short-Form Registration) at the request of one or more of the Other Investors and their Affiliates and Permitted Assignees.

(b)                                 Notwithstanding the rights and obligations set forth in Sections 2.01 and 2.02, in no event shall the Company be obligated to take any action to (i) effect more than two (2) Short Form Registrations or Marketed Underwritten Offerings in any 12-month period, (ii) effect any Underwritten Offering unless the Demand Party initiating such Underwritten Offering proposes to sell Registrable Securities in such Underwritten Offering having a reasonably anticipated gross aggregate price (before deduction of underwriter commissions and offering expenses) of at least $20,000,000 or (iii) effect any Demand Registration or Short-Form Registration initiated by an Other Investor if such Other Investor holds less than 25% of the Registrable Securities issued to such Other Investor pursuant to the Securities Purchase Agreements at the time such Other Investor initiates such Demand Registration or Short-Form Registration.

(c)                                  For purposes of this Agreement “Institutional Investor Registration Demands” means three (3); provided, however, that with respect to Registrations pursuant to Section 2.02(a), if the Company is eligible to file a Short-Form Registration, such Short Form Registrations (and any Shelf Take-Downs, including any Marketed Underwritten Shelf Take-Downs) shall not be limited and shall not count as one of the three (3) Institutional Investor Registration Demands for purposes of Section 2.11(a).

SECTION 2.12.                                            Clear Market. With respect to any Underwritten Offerings of Registrable Securities by an Investor, the Company agrees not to effect (other than pursuant to the Registration applicable to such Underwritten Offering or pursuant to a Special Registration or pursuant to the exercise by another Investor of any of its rights under Section 2.01 or Section 2.02) any public sale or distribution, or to file any Registration Statement (other than pursuant to the Registration applicable to such Underwritten Offering or pursuant to a Special Registration or pursuant to the exercise by an Investor of any of its rights under Section 2.01 or Section 2.02) covering any of its equity securities or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten (10) days prior and sixty (60) days following the effective date of such offering or such longer period up to ninety (90) days as may be requested by the managing underwriter for such Underwritten Offering. “Special Registration” means the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, employees, consultants, customers, lenders or vendors of the Company or its Subsidiaries or in connection with dividend reinvestment plans.

SECTION 2.13.                                            In-Kind Distributions. If any Holder seeks to effectuate an in-kind distribution of all or part of its Company Shares to its direct or indirect equityholders, the Company will reasonably cooperate with and assist such Holder, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of Company Shares without restrictive legends, to the extent no longer applicable).

ARTICLE III

MISCELLANEOUS

SECTION 3.01.                                            Term. This Agreement shall terminate (a) with respect to all Holders (i) in connection with the consummation of a Change of Control (including any Deemed Liquidation Event (as defined in the Company’s Amended and Restated Certificate of Incorporation)) or (ii) with the prior written consent of the Institutional Investors holding at least 55% of the then-outstanding Registrable Securities held by all Institutional Investors, (b) for those Holders that beneficially own less than three percent (3%) of the Company’s outstanding Company Shares, if all of the Registrable Securities then owned by such Holder could be sold in any ninety (90)-day period pursuant to Rule 144 (assuming for this purpose that such Holder is an Affiliate of the Company), (c) as to any Holder, if all of the Registrable Securities held by such Holder have been sold in a Registration pursuant to the Securities Act or pursuant to an exemption therefrom, or (d) with respect to any Holder that is an officer, director, employee or consultant of the Company or any of its Subsidiaries, on the date on which such Holder ceases to be an employee of the Company or its Subsidiaries. Notwithstanding the foregoing, the provisions of Sections 2.09, 2.10 and 2.13 and all of this Article III shall survive any such termination. Upon the written request of the Company, each Holder agrees to promptly deliver a certificate to the Company setting forth the number of Registrable Securities then beneficially owned by such Holder.

SECTION 3.02.                                            Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

SECTION 3.03.                                            Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

SECTION 3.04.                                            Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via facsimile to the number set out below or on Schedule A or Schedule B, as applicable, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service, (d) when transmitted via email (including via attached pdf document) to the email address set out below or on Schedule A or Schedule B, as applicable, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or (e) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties as applicable, at the address, facsimile number or email address set forth on Schedule A or Schedule B, as applicable (or such other address, facsimile number or email address as such Holder may specify by notice to the Company in accordance with this Section 3.04), and the Company at the following address:

CrowdStrike Holdings, Inc.

150 Mathilda Place, Suite 300

Sunnyvale, CA 94086

Attention: Chief Executive Officer

SECTION 3.05.                                            Publicity and Confidentiality. Each of the parties hereto shall keep confidential this Agreement and the transactions contemplated hereby, and any nonpublic information received pursuant hereto, and shall not disclose, issue any press release or otherwise make any public statement relating hereto or thereto without the prior written consent of the Company and the Institutional Investors holding at least 55% of the then-outstanding Registrable Securities held by all Institutional Investors unless so required by applicable law or any governmental authority; provided that no such written consent shall be required (and each party shall be free to release such information) for disclosures (a) to each party’s partners, members, advisors, employees, agents, accountants, trustee, attorneys, Affiliates and investment vehicles managed or advised by such party or the partners, members, advisors, employees, agents, accountants, trustee or attorneys of such Affiliates or managed or advised investment vehicles, in each case so long as such Persons agree to keep such information confidential or (b) to the extent required by law, rule or regulation.

SECTION 3.06.                                            Amendment. The terms and provisions of this Agreement may only be amended, modified or waived at any time and from time to time by a writing executed by the Company and the Institutional Investors holding at least 55% of the then-outstanding Registrable Securities held by all Institutional Investors; provided, that, any amendment, modification or waiver that would affect the rights, benefits or obligations of any Investor shall require the written consent of such Investor only if each of the following is applicable: (i) such amendment, modification or waiver would materially and adversely affect such rights, benefits or obligations of such Investor and (ii) such amendment, modification or waiver would treat such Investor in a materially worse manner than the manner in which such amendment or waiver treats the other Investors.

SECTION 3.07.                                            Successors, Assigns and Transferees. The rights and obligations of each party hereto may not be assigned, in whole or in part, without the written consent of (i) the Company and (ii) the Institutional Investors holding at least 55% of the then-outstanding Registrable Securities held by all Institutional Investors; provided, however, that notwithstanding the foregoing, the rights and obligations set forth herein may be assigned, in whole or in part, (a) by any Institutional Investor to any Affiliate of such Institutional Investor, or to any transferee of Registrable Securities that holds (after giving effect to such transfer) in excess of one percent (1%) of the then-outstanding Registrable

Securities, and such transferee shall, with the consent of the transferring Institutional Investor, be treated as an Institutional Investor for all purposes of this Agreement or (b) by any Other Investor to any Permitted Transferee (as such term is defined in the Stockholders Agreement) to whom such Other Investor has transferred Registerable Securities pursuant to the terms and conditions of the Stockholders Agreement, and such transferee shall, with the consent of the transferring Other Investor, be treated as an Other Investor for all purposes of this Agreement (each Person to whom the rights and obligations are assigned in compliance with this Section 3.07 is a “Permitted Assignee” and all such Persons, collectively, are “Permitted Assignees”); provided further, that any such transferee shall only be admitted as a party hereunder upon its, his or her execution and delivery of a joinder agreement, in form and substance acceptable to each Institutional Investor, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents the Institutional Investors determine are necessary to make such Person a party hereto), whereupon such Person will be treated as a Holder for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as the transferring Holder with respect to the transferred Registrable Securities (except that if the transferee was a Holder prior to such transfer, such transferee shall have the same rights, benefits and obligations with respect to the such transferred Registrable Securities as were applicable to Registrable Securities held by such transferee prior to such transfer). Nothing herein shall operate to permit a transfer of Registrable Securities otherwise restricted by the Stockholders Agreement or any other agreement to which any Holder may be a party.

SECTION 3.08.                                            Binding Effect. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors.

SECTION 3.09.                                            Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than those Persons entitled to indemnity or contribution under Section 2.09, each of whom shall be a third party beneficiary thereof) any right, remedy or claim under or by virtue of this Agreement.

SECTION 3.10.                                            Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE U.S. DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

SECTION 3.11.                                            Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.11.

SECTION 3.12.                                            Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.13.                                            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

SECTION 3.14.                                            Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

SECTION 3.15.                                            Joinder. Any Person purchasing shares of the Company’s Series E Convertible Preferred Stock or Series E-1 Convertible Preferred Stock in a Closing after the Initial Closing (each as defined in the Series E & E-1 Purchase Agreement) pursuant to the Series E & E-1 Purchase Agreement may become a party to this Agreement by executing a counterpart of this Agreement without any amendment of this Agreement or any consent or approval of any other party; provided that such Person (other than an Institutional Investor or Affiliate thereof) shall be deemed an Other Investor unless provided otherwise by the prior written consent of each Institutional Investor. Any other Person that holds Company Shares may, with the prior written consent of Institutional Investors holding at least 55% of the then-outstanding Registrable Securities held by all Institutional Investors, be admitted as a party to this Agreement upon its execution and delivery of a joinder agreement, in form attached hereto as Exhibit A, whereupon such Person will be treated as a Holder for all purposes of this Agreement; provided that such Person shall not be treated as an Institutional Investor or Other Investor other than with the prior written consent of each Institutional Investor.

(Remainder of Page Intentionally Blank)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CROWDSTRIKE HOLDINGS, INC.

By:	/s/ George Kurtz
Name: George Kurtz
Title: President and Chief Executive Officer

(Signature Page to Amended and Restated Registration Rights Agreement)

INSTITUTIONAL INVESTORS:

CAPITALG LP

By:	CapitalG GP LLC,
Its General Partner

By:	/s/ Jeremiah Gordon
Name:	Jeremiah Gordon
Title:	General Counsel and Secretary

CAPITALG 2015 LP

By:	CapitalG 2015 GP LLC,
Its General Partner

By:	/s/ Jeremiah Gordon
Name:	Jeremiah Gordon
Title:	General Counsel and Secretary

INSTITUTIONAL VENTURE PARTNERS XVI, L.P.

By: Institutional Venture Management Holdings XVI, LLC
Its: General Partner
By: Institutional Venture Management XVI, LLC
Its: Manager

By:	/s/ Stephen Harrick
Managing Director

Address:	3000 Sand Hill Road
Building 2, Suite 250
Menlo Park, CA 94025

GENERAL ATLANTIC (CS), L.P.

By: General Atlantic (SPV) GP, LLC, its General Partner
By: General Atlantic LLC, its Sole Member

By:	/s/ J. Frank Brown
Name:	J. Frank Brown
Title:	Managing Director

(Signature Page to Amended and Restated Registration Rights Agreement)

INSTITUTIONAL INVESTORS:

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By:	Warburg Pincus X, L.P., its general partner
By:	Warburg Pincus X GP L.P., its general partner
By:	WPP GP LLC, its general partner
By:	Warburg Pincus Partners, L.P., its managing member
By:	Warburg Pincus Partners GP LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Cary Davis
Name:	Cary Davis
Title:	Managing Director

WARBURG PINCUS X PARTNERS, L.P.

By:	Warburg Pincus X, L.P., its general partner
By:	Warburg Pincus X GP L.P., its general partner
By:	WPP GP LLC, its general partner
By:	Warburg Pincus Partners, L.P., its managing member
By:	Warburg Pincus Partners GP LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Cary Davis
Name:	Cary Davis
Title:	Managing Director

ACCEL LONDON III L.P.

By:	Accel London Management Limited,
Its Manager

By:	/s/ Kris Allen
Name:	Kris Allen
Title:	Director

ACCEL LONDON INVESTORS 2012 L.P.

By:	Accel London Management Limited,
Its Manager

By:	/s/ Kris Allen
Name:	Kris Allen
Title:	Director

(Signature Page to Amended and Restated Registration Rights Agreement)

INSTITUTIONAL INVESTORS:

ACCEL GROWTH FUND II L.P.

By:	Accel Growth Fund II Associates L.L.C.,
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney-in-Fact

ACCEL GROWTH FUND II STRATEGIC PARTNERS L.P.

By:	Accel Growth Fund II Associates L.L.C.,
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney-in-Fact

ACCEL GROWTH FUND INVESTORS 2013 L.L.C.

By:	/s/ Tracy L. Sedlock
Attorney-in-Fact

ACCEL LEADERS FUND L.P.

By:	Accel Leaders Fund Associates L.L.C.,
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney-in-Fact

ACCEL LEADERS FUND INVESTORS 2016 L.L.C.

By:	/s/ Tracy L. Sedlock
Attorney-in-Fact

(Signature Page to Amended and Restated Registration Rights Agreement)

INSTITUTIONAL INVESTORS:

MARCH CAPITAL OPPORTUNITY FUND, L.P.

By:	March Capital Opportunity Fund GP, LLC,
Its General Partner

By:	/s/ James Montgomery
Name:	James Montgomery
Title:	Member

MARCH CAPITAL OPPORTUNITY FUND II, L.P.

By:	March Capital Opportunity Fund GP, LLC,
Its General Partner

By:	/s/ James Montgomery
Name:	James Montgomery
Title:	Member

MARCH CAPITAL PARTNERS FUND I, L.P.

By:	March Capital Partners GP, LLC,
Its General Partner

By:	/s/ James Montgomery
Name:	James Montgomery
Title:	Member

MARCH CAPITAL PARTNERS FUND II, L.P.

By:	March Capital Partners GP, LLC,
Its General Partner

By:	/s/ James Montgomery
Name:	James Montgomery
Title:	Member

(Signature Page to Amended and Restated Registration Rights Agreement)

HOLDER:

HSBC INVESTMENT BANK HOLDINGS LIMITED

By:	/s/ Oreoluwa Adeyemi
Name:	Oreoluwa Adeyemi
Title:	Attorney

JAMES MONTGOMERY FAMILY TRUST

By:	/s/ James Montgomery
Name:	James Montgomery
Title:	Trustee

JAMES MONTGOMERY 2012 FAMILY TRUST

By:	/s/ James Montgomery
Name:	James Montgomery
Title:	Trustee

BAYSIDE INVESTMENTS, GP

By:	/s/ Richard Sandler
Name:	Richard Sandler
Title:	Manager

CENTRAL VALLEY ADMINISTRATORS, INC.

By:	/s/ Richard Merkin
Name:	Richard Merkin
Title:	President

CLOUD APPS CAPITAL PARTNERS, LP
By: Cloud Apps Capital Partners GP, LLC, its general partner

By:	/s/ Matthew Holleran
Matthew Holleran, Managing Member

(Signature Page to Amended and Restated Registration Rights Agreement)

HOLDERS:

SP FALCON PARTNERS, LP

By: Its General Partner, Section Partners Associates III, LLC

By: Its Managing Member, Crowder Ventures Management, LLC

By:	/s/ David V. Crowder
David V. Crowder, President

SECTION CAPITAL SERIES, LP, SOLELY WITH RESPECT TO SERIES FUND III

By: Its General Partner, Section Capital Series LP Associates, LLC

By: Its Managing Member, Crowder Ventures Management, LLC

By:	/s/ David V. Crowder
David V. Crowder, President

(Signature Page to Amended and Restated Registration Rights Agreement)

Schedule A

INSTITUTIONAL INVESTORS

HOLDER	FOR PURPOSES OF SECTION 3.04, WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:
Warburg Pincus Private Equity X, L.P. c/o Warburg Pincus & Co. 450 Lexington Avenue New York, NY 10019 Attn: Cary Davis	Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Attention: Steven J. Gartner, Esq.

Warburg Pincus X Partners, L.P. c/o Warburg Pincus & Co. 450 Lexington Avenue New York, NY 10019 Attn: Cary Davis	Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Attention: Steven J. Gartner, Esq.

Accel Growth Fund II L.P. Attn: Sameer Gandhi and Rich Zamboldi Accel Partners 500 University Avenue Palo Alto, CA 94301

Accel Growth Fund II Strategic Partners L.P. Attn: Sameer Gandhi and Rich Zamboldi Accel Partners 500 University Avenue Palo Alto, CA 94301

Accel Growth Fund Investors 2013 L.L.C. Attn: Sameer Gandhi and Rich Zamboldi Accel Partners 500 University Avenue Palo Alto, CA 94301

Accel Leaders Fund Investors 2016 L.L.C. Attn: Sameer Gandhi and Rich Zamboldi Accel Partners 500 University Avenue Palo Alto, CA 94301

Accel Leaders Fund L.P. Attn: Sameer Gandhi and Rich Zamboldi Accel Partners 500 University Avenue Palo Alto, CA 94301

Accel London III L.P. Attn: Rich Zamboldi Accel Partners 500 University Avenue Palo Alto, CA 94301	Accel Partners 6th Floor, 1 New Burlington Palace London W1S 2HR United Kingdom

HOLDER	FOR PURPOSES OF SECTION 3.04, WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:
Accel London Investors 2012 L.P. Attn: Rich Zamboldi Accel Partners 500 University Avenue Palo Alto, CA 94301	Accel Partners 6th Floor, 1 New Burlington Palace London W1S 2HR United Kingdom

CapitalG 2015 LP 1600 Amphitheatre Parkway Mountain View, CA 94043 Attention: Jeremiah Gordon	Wilmer Cutler Pickering Hale and Dorr LLP 350 South Grand Avenue, Suite 2100 Los Angeles, CA 90071 Attention: Christopher A. Rose

CapitalG LP 1600 Amphitheatre Parkway Mountain View, CA 94043 Attention: Jeremiah Gordon	Wilmer Cutler Pickering Hale and Dorr LLP 350 South Grand Avenue, Suite 2100 Los Angeles, CA 90071 Attention: Christopher A. Rose

General Atlantic (CS), L.P. 55 East 52nd Street, 33rd Floor New York, NY 10055 Attention: Gordon Cruess	Cooley LLP 101 California Street, 5th Floor San Francisco, CA 94111 Attention: Craig D. Jacoby

IVP - Institutional Venture Partners XVI, L.P. 3000 Sand Hill Road Building 2, Suite 250 Menlo Park, CA 94025	Cooley LLP 101 California Street, 5th Floor San Francisco, CA 94111 Attention: Craig D. Jacoby

March Capital Opportunity Fund, L.P. 725 Arizona, Suite 304 Santa Monica, CA 90401 Attn: James Montgomery	Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, CA 90071-3197 Attention: Bradford P. Weirick

March Capital Opportunity Fund II, L.P. 725 Arizona, Suite 304 Santa Monica, CA 90401 Attn: James Montgomery	Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, CA 90071-3197 Attention: Bradford P. Weirick

March Capital Partners Fund I, L.P. 725 Arizona, Suite 304 Santa Monica, CA 90401 Attn: James Montgomery	Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, CA 90071-3197 Attention: Bradford P. Weirick

March Capital Partners Fund II, L.P. 725 Arizona, Suite 304 Santa Monica, CA 90401 Attn: James Montgomery	Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, CA 90071-3197 Attention: Bradford P. Weirick

HOLDER	FOR PURPOSES OF SECTION 3.04, WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:
Rackspace US, Inc. 1 Fanatical Place City of Windcrest San Antonio, TX 78218 Attn: Taylor Rhodes, CEO	Rackspace US, Inc. 1 Fanatical Place City of Windcrest San Antonio, TX 78218 Attn: Office of the General Counsel

Telstra Ventures Pty Ltd (ACN 125 607 454) TV Company Secretary c/o Level 41 242 Exhibition Street Melbourne, Victoria Australia 3000	Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 1200 Seaport Boulevard Redwood City, CA 94063 Attention: Trevor S. Knapp

OTHER INVESTORS

HOLDER	FOR PURPOSES OF SECTION 3.04, WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:
Alexander Kurtz Irrevocable Gift Trust dated December 14, 2011	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Attention: Yoichiro Taku
Allegra Kurtz Irrevocable Gift Trust dated December 14, 2011	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304
D. Gregg Marston	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Attention: Yoichiro Taku
Dmitri Alperovitch	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Attention: Yoichiro Taku
Donald Gregg Marston and Marilyn Jane Marston Revocable Trust Dated 12/29/2004	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Attention: Yoichiro Taku
George Kurtz	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Attention: Yoichiro Taku
Kurtz 2009 Spendthrift Trust, Dated 4/2/2009	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Attention: Yoichiro Taku

Schedule B

HOLDERS (OTHER THAN THE INVESTORS)

HOLDER	FOR PURPOSES OF SECTION 3.04, WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:
Arnulf Damerau
Avid Park Ventures, LP Rob Chandra 555 Mission Street, Suite #3325 San Francisco, CA 94105	Avid Park Ventures, LP Robin White 555 Bryant Street, Suite #310 Palo Alto, CA 94301
Bayside Investments, GP 1250 Fourth Street, 5th Floor Santa Monica, CA 90401 Attn: Diane Kim
Central Valley Administrators, Inc. 3115 Ocean Front Walk, Suite 301 Marina del Rey, CA 90292 Attention: Richard Merkin
Clavius Capital LLC	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Attention: Yoichiro Taku
Cloud Apps Capital Partners, LP Attn: Matt Holleran, General Partner 1 Sutter Street, Suite 900 San Francisco, CA 94104
Denis O’Leary	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Attention: Yoichiro Taku
HSBC Investment Bank Holdings Limited 8 Canada Square London E14 5HQ United Kingdom
InstantScale XIX LLC 3021 Via La Selva Palos Verdes Estates, CA 90274
James Montgomery 2012 Family Trust
John Thompson
Okapi Ventures II, LP 1590 S. Coast Hwy, Suite 10 Laguna Beach, CA 92651

HOLDER	FOR PURPOSES OF SECTION 3.04, WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:
Ronnie Wiessbrod
Marc vc, LLC 5106 Braeburn Drive Bellaire TX 77401
Section 32 Fund 1, LP 2033 San Elijo Avenue, #565 Cardiff-by-the-Sea, CA 92007
Section Capital Series, LP, solely with respect to Series Fund III Attn.: Dave Crowder 855 El Camino Real, Bldg. 5, Ste. 316 Palo Alto, CA 94301
SP Falcon Partners, LP Attn.: Dave Crowder 855 El Camino Real, Bldg. 5, Ste. 316 Palo Alto, CA 94301
Stephen E. Schmidt
Sven Krasser
The Board of Trustees of the Leland Stanford Junior University (SBST) Stanford Management Company Attn: Jeffrey Sefa-Boakye 635 Knight Way Stanford, CA 94305-7297
TriplePoint Venture Growth BDC Corp. 2755 Sand Hill Road, Suite 150 Menlo Park, CA 94025 Attn: Legal Dept.
WS Investment Company, LLC 650 Page Mill Road Palo Alto, CA 94304	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Attention: Yoichiro Taku

Exhibit A

JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT

THIS JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of the      day of              by                  , having an address at                              (the “Joining Party”).

W I T N E S S E T H

WHEREAS, CrowdStrike Holdings, Inc., a Delaware corporation (the “Company”), is a party to that certain Amended and Restated Registration Rights Agreement, dated as of June 21, 2018 (as the same may be amended from time to time, the “Registration Agreement”) (Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Agreement);

WHEREAS, the Registration Agreement provides that any Person that holds Company Shares may, with the prior written consent of each Institutional Investor be admitted as a party to the Registration Agreement upon the execution and delivery of a joinder agreement, in form and substance acceptable to the Institutional Investors, agreeing to be bound by the terms and conditions of the Registration Agreement as if such Person were a party thereto, whereupon such Person will be treated as a Holder for all purposes of the Registration Agreement;

WHEREAS, the Joining Party desires to become a party to the Registration Agreement to be treated as a Holder thereunder by executing a copy of this Agreement; and

WHEREAS, the Joining Party has reviewed the terms of the Registration Agreement and determined that it is desirable and in the Joining Party’s best interests to execute this Joinder Agreement.

NOW, THEREFORE, the Joining Party hereby agrees as follows:

1.                                      Joinder of Stockholders Agreement.

(i)                                     By executing this Joinder Agreement, the Joining Party (a) accepts and agrees to be bound by all of the terms and provisions of the Registration Agreement as if he, she or it were an original signatory thereto, (b) shall be deemed to be, and, subject to clause (ii) below, shall be entitled to all of the rights and subject to all of the obligations of a Holder thereunder and (c) shall be added to either Schedule A or Schedule B, as applicable, of the Registration Agreement.

(ii)                                  For the avoidance of doubt, the Joining Party shall not be deemed as an Investor under the terms of the Registration Agreement.

2.                                      Representations and Warranties.

(i)                                     This Agreement constitutes a valid and binding obligation enforceable against the Joining Party in accordance with its terms.

(ii)                                  The Joining Party has received a copy of the Registration Agreement. The Joining Party has read and understands the terms of the Registration Agreement and has been afforded the opportunity to ask questions concerning the Company and the Registration Agreement.

3.                                      Full Force and Effect. Except as expressly modified by this Agreement, all of the terms, covenants, agreements, conditions and other provisions of the Registration Agreement shall remain in full force and effect in accordance with its terms.

4.                                      Notices. All notices provided to the Joining Party shall be sent or delivered to the Joining Party at the address set forth on the signature page hereto unless and until the Company has received written notice from the Joining Party of a changed address.

5.                                      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such state.

(Signature page follows)

IN WITNESS WHEREOF, the Joining Party has executed and delivered this Agreement as of the date first above written.

JOINING PARTY

Name:

Address:

Facsimile:

Resident of the State of:

Acknowledged and Accepted:

CROWDSTRIKE HOLDINGS, INC.

By:
Name:
Title: